EXHIBIT 32.B

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2005, of El Paso Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Dwight Scott, Executive Vice President and Chief Financial Officer, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. Dwight Scott
D. Dwight Scott
Executive Vice President and Chief Financial Officer (Principal Financial Officer) August 5, 2005

A signed original of this written statement required by Section 906 has been provided to El Paso Corporation and will be retained by El Paso Corporation and furnished to the Securities and Exchange Commission or its staff upon request.